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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 2, 1999 relating to the financial statements, which appears in the 1998 Annual Report to Shareholders of Tiffany & Co., which is incorporated by reference in Tiffany & Co.'s Annual Report on Form 10-K for the year ended January 31, 1999. we also consent to the incorporation by reference of our report dated March 2, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
New York, New York
August 12, 1999